        SIXTH AMENDMENT (this “Sixth Amendment”), dated as of January 31, 2003, to the REVOLVING CREDIT AGREEMENT dated as of January 25, 1994 (as amended and modified prior to the date hereof, the “Credit Agreement”) between THE TALBOTS, INC. (the “Borrower”) and SUMITOMO MITSUI BANKING CORPORATION (as successor to The Sakura Bank, Limited, New York Branch) (the “Bank”).

WITNESSETH:

        WHEREAS, by its letter dated December 20, 2002 delivered pursuant to Section 14(j)(i) of the Credit Agreement, the Borrower has requested that the Bank extend the Revolving Credit Period for one year, so that such period would expire on January 28, 2005;

        WHEREAS, the Bank is willing to grant such extension, conditioned on the Borrower’s agreement to amend the Credit Agreement provided herein;

        NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Unless otherwise indicated, capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed thereto in the Credit Agreement.

ARTICLE II
EXTENSION OF REVOLVING CREDIT PERIOD

        The Bank hereby notifies the Borrower of its acceptance of the Borrower’s request to extend the expiration date of the Revolving Credit Period to January 28, 2005. In accordance with Section 14(j)(iii) of the Credit Agreement, the Revolving Credit Period is extended to such date.

ARTICLE III

AMENDMENTS

        Section 11(a) of the Credit Agreement is hereby amended by renumbering subsection (viii) thereof as subsection (ix) and inserting a new subsection (viii), which shall read as follows:

(viii)	Aeon Co, Ltd. ceases to own, directly or indirectly, fifty-one percent (51%) or more of the issued and outstanding voting stock of the Borrower.

ARTICLE IV

MISCELLANEOUS

    4.01.        Effectiveness. Conditioned on the truth and accuracy of the representations made in Section 4.02 hereof, this Sixth Amendment shall become effective as of the date hereof when the Bank shall have received a copy of this Sixth Amendment executed by the parties hereto.

    4.02.        Representations. The Borrower reaffirms the representations and warranties in the Agreement as made as of the date hereof and confirms that both before and after giving effect to this Sixth Amendment there is and will be no Event of Default under the Agreement. The Borrower makes the representations and warranties in the Agreement with respect to its execution and delivery as to the execution and delivery of this Sixth Amendment.

    4.03.        Expenses. The Borrower agrees to pay on demand all out-of-pocket costs and expenses incurred by the Bank in connection with the administration, modification and amendment of this Sixth Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank with respect thereto arid with respect to advising the Bank as to its rights and responsibilities under this Sixth Amendment, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Sixth Amendment.

    4.04.        Ratification. The Credit Agreement shall remain in full force and effect in its original form when this Sixth Amendment shall become effective except as the Credit Agreement is specifically amended by the terms of this Sixth Amendment.

    4.05.        Cross-references. Any reference to the Credit Agreement made in the Credit Agreement or any related document by either party hereto shall henceforth be to the Credit Agreement as amended by this Sixth Amendment.

    4.06.        Execution in Counterparts. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    4.07.        Titles and Headings. The titles and headings of sections of this Sixth Amendment are intended for convenience only and shall not in any way affect the meaning or construction of any provisions of this Sixth Amendment.

    4.08.        Governing Law. This Sixth Amendment shall be considered an agreement under the laws in effect in the State of New York and for all purposes shall be construed in accordance with such laws without giving effect to the conflict of laws provisions contained therein.

        IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE TALBOTS, INC. By: EDWARD L. LARSEN —————————————— Name: Title:

SUMITOMO MITSUI BANKING CORPORATION By: KENICHI HOSOMI —————————————— Kenichi Hosomi Senior Vice President